UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

RVPlus Inc.
(Exact name of registrant as specified in its charter)

Deleware
(State or other jurisdiction of incorporation)

333-168768
(Commission File Number)

27-1986126
(IRS Employer Identification No.)

2500 Plaza 5, 25th Floor, Harborside Financial Center, Jersey City, NY, 07311, USA
(Address of principal executive offices and Postal Code)

201-815-2220
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

RVPlus, Inc. (OTC: RVPL) Financial Statements as of August 31, 2012 and Unregistered Sales of Equity Securities

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2012, RVPlus Inc (the “Company”) entered into multiple Debt Settlement and Subscription Agreements.

The Company has issued a total of 9,930,000 shares of Common stock of the Company and 1,000,000 Warrant Options for Preferred Company Stock at a strike price of $0.25 per share as full settlement of all debt as of September 7, 2012 which is broken down as follows:

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with TheNFG. pursuant to which the Company has issued 500,000 restricted shares of common stock from Company in Debt Settlement and Subscription Agreement for public relations services rendered to Company holding a total value of $50,000.00.

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with United World Savings Limited pursuant to which the Company has issued 7,200,000 restricted shares of Common Stock and 1,000,000 Warrant Options for Preferred Stock at the strike price of $0.25 per share from Company in Debt Settlement and Subscription Agreement for an unsecured loan in the amount of $180,000.00 made to Company.

United World Savings Limited is a private company held under the laws of the Republic of Seychelles. Cary Lee Peterson is director for United World Savings Limited.

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with Cadmus Media, LLC pursuant to which the Company has issued 1,000,000 Restricted Shares of Common stock from Company in Debt Settlement and Subscription Agreement for media production and marketing services rendered to Company holding a total value of $100,000.00.

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with Westfield Industries Ltd. pursuant to which the Company has issued 350,000 Restricted Shares of Common stock from Company in Debt Settlement and Subscription Agreement for business consulting services rendered to Company holding a total value of $35,000.00.

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with Robert Charter pursuant to which the Company has issued 500,000 Restricted Shares of Common stock from Company in Debt Settlement and Subscription Agreement for Business Consulting Services rendered to Company holding a total value of $50,000.00.

On September 7, 2012, the Company entered into a Debt Settlement and Subscription Agreement with LMG Sales pursuant to which the Company has issued 380,000 Restricted Shares of Common stock from Company in Debt Settlement and Subscription Agreement for goods and services rendered to Company holding a total value of $38,000.00.

LMG Sales is a Sole Proprietorship held under the laws of the State of Texas. Lupe Garza is Owner of LMG Sales.

These shares were issued relying on Section 4(2) of the Securities Act of 1933.

A copy of the debt settlement and subscription agreements are attached as exhibits 10.1 through 10.13 to this current report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Description
9.1	Company Balance Sheet as of August 31, 2012
9.2	Company Profit and Loss Statement from May through August 2012 by Month
9.3	Company Profit and Loss Statement Total as of August 31, 2012
10.1	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and TheNFG.
10.2	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and United World Savings Limited
10.3	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and Cadmus Media, LLC
10.4	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and Robert Charter
10.5	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and Westfield Industries Ltd.
10.6	Debt Settlement and Subscription Agreement dated Sept 7, 2012 between RVPlus Inc. and LMG Sales

FORWARD-LOOKING STATEMENTS:

Statements which are not historical facts contained in this release are forward-looking statements, such as "immediately accretive" that involve risks and uncertainties, including but not limited to, the effect of economic conditions, the impact of competition, the results of financing efforts, changes in consumers' preferences and trends. The words "estimate," "possible," and "seeking" and similar expressions identify forward-looking statements, which speak only to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, because of new information, future events, or otherwise. Future events and actual results may differ materially from those set forth herein, contemplated by, or underlying the forward-looking statements. The information herein is subject to change without notice. The Company shall not be liable for technical or editorial errors or omissions contained herein. Company Website
http://www.ecco2tech.com/investors.html

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVPLUS INC.

/s/ Cary Lee Peterson
Cary Lee Peterson
Chief Executive Officer
Date: September 7, 2012